                                                                       EXHIBIT 1

                               1,545,000 SHARES

                            DETECTION SYSTEMS, INC.

                                 COMMON STOCK




                            UNDERWRITING AGREEMENT


                                                       St. Petersburg, Florida
                                                        September       , 1997


RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.
    As Representatives of the Several Underwriters
    c/o Raymond James & Associates, Inc.
    880 Carillon Parkway
    St. Petersburg, Florida  33716

Dear Sirs:

      Detection Systems, Inc., a New York corporation (the "Company"), proposes to issue and sell and certain persons named in SCHEDULE II hereto (the "Selling Shareholders") propose to sell to the underwriters named in SCHEDULE I hereto (the "Underwriters"), an aggregate of 1,545,000 shares of common stock, par value $0.05 per share (the "Common Stock"), of the Company, of which 1,325,000 shares are to be issued and sold by the Company and an aggregate of 220,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth in SCHEDULE II hereto, subject to the terms and conditions stated herein. The aggregate of 1,545,000 shares to be purchased from the Company and the Selling Shareholders are hereinafter referred to as the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 231,750 additional shares of Common Stock (the "Additional Shares"), solely to cover over-allotments by the Underwriters, if any. The Firm Shares and, to the extent such option is exercised, the Additional Shares are hereinafter collectively referred to as the "Shares." Raymond James & Associates, Inc. and Needham & Company, Inc. are acting as the representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

      The Company and the Selling Shareholders wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Shareholders.


      SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-2 (Registration No. 333-31951), including a prospectus subject to completion, relating to the Shares. Such registration statement (including all financial schedules and exhibits and the schedules and reports incorporated in such registration statement by reference), as amended at the time when it becomes effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

Statement." The term "Prospectus" as used in this Agreement means (i) the prospectus (including the schedules and reports incorporated in such prospectus by reference) in the form included in the Registration Statement on the date upon which the Registration Statement is declared effective by the Commission, or (ii) if the prospectus (including the schedules and reports incorporated in such prospectus by reference) included in the Registration Statement on the date upon which the Registration Statement is declared effective by the Commission omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, or (iii) if the prospectus (including the schedules and reports incorporated in such prospectus by reference) included in the Registration Statement on the date upon which the Registration Statement is declared effective by the Commission omits information in reliance upon Rule 430A under the Act and such information is included in a term sheet (as described in Rule 434(b) under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement and such term sheet, taken together. The prospectus (including the schedules and reports incorporated in such prospectus by reference) subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date upon which the Registration Statement is declared effective by the Commission is referred to in this Agreement as the "Prepricing Prospectus." If the Company files a registration statement to register the offer and sale of a portion of the Shares and relies upon Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference herein to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Registration No. 333-31951) and the Rule 462 Registration Statement, in each case as amended from time to time.
The schedules and reports incorporated by reference into the Prospectus or any Prepricing Prospectus pursuant to Item 12 of Form S-2 are hereinafter referred to as the "Incorporated Reports."


      SECTION 2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell 1,325,000 Firm Shares to the Underwriters, and the Selling Shareholders, severally and not jointly, hereby agree to sell an aggregate of 220,000 Firm Shares (each to sell the number of Firm Shares set forth opposite the name of such Selling Shareholder in SCHEDULE II hereto) to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price of $_______ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number of Firm Shares as adjusted pursuant to Section 12 hereof).

      Upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, the Company also agrees to issue and sell up to 231,750 Additional Shares to the Underwriters, and the Underwriters shall have the one-time right for 30 days from the date upon which the Registration Statement is declared effective by the Commission to purchase from the Company up to 231,750 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering and distribution of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number of Firm Shares as adjusted pursuant to Section 12 hereof) bears to the total number of Firm Shares.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      SECTION 3. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.


      SECTION 4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and the Representatives (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

      Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to), as shall be specified in a written notice from you on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date upon which the Registration Statement is declared effective by the Commission. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

      Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, on the second business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds.

      SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

      (a) The Company will endeavor to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus or term sheet (as described in Rule 434(b) under the Act) has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation (or threatened initiation) of any proceeding for such purposes, and (v) within the period of time referred to in
Section 5(e) below, of any change in the Company's condition (financial or other), business, business prospects, properties, net worth

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.



or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

      (b) The Company will furnish to you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

      (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.

      (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

      (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Representatives may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.
If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously been provided Prospectuses, without charge, a reasonable number of copies thereof.

      (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

      (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

      (h) During the period of five years hereafter, the Company will furnish to you as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to shareholders, and (ii) from time to time such other information concerning the Company as you may reasonably request. In addition, for a period of two years hereafter, the Company will furnish Raymond James & Associates, Inc. with copies of any management letters received by the Company from the Company's independent certified public accountants, including any such management letters relating to the Company's fiscal year ending March 31, 1999.

      (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than as a result of a failure by the Representatives or any Underwriter to fulfill their or its obligations hereunder) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by the Representatives) reasonably incurred by you in connection herewith to a maximum aggregate reimbursement of Seventy-Five Thousand Dollars (U.S. $75,000.00).

      (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

      (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

      (l) The Company will not offer, sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock, or any securities convertible into or exchangeable for Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 120 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.; PROVIDED, HOWEVER, that the Company may issue Common Stock upon the exercise of warrants or stock options outstanding at the time of effectiveness of the Registration Statement or pursuant to the Company's Deferred Compensation Plan or Deferred Stock Compensation Plan and the Company may grant options under the Company's 1997 Stock Option Plan.

      (m) The Company will not, directly or indirectly, take any action which would constitute or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


      (n) If at any time during the 25-day period after the first date that any of the Shares are released by you for sale to the public, any rumor, publication, or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock (including the Shares) has been or is likely to be materially affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the advisability and substance of, and, if appropriate, disseminate a press release or other public statement responding to or commenting on such rumor, publication, or event.

      (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the Nasdaq National Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.


      SECTION 6. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders, severally and not jointly, agrees with the several Underwriters as follows:

      (a) Such Selling Shareholder will not offer, sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock, or any securities convertible into or exchangeable for Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 120 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

      (b) Such Selling Shareholder will not, directly or indirectly, take any action which would constitute or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

      (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company in writing by or on behalf of any Selling Shareholder expressly for use therein.

      (b) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and the Prepricing Prospectus included as part of the Registration Statement declared effective by the Commission complies as to form in all material respects with the requirements of the Act. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.



with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company in writing by or on behalf of any Selling Shareholder expressly for use therein. The Company has satisfied all conditions to the use of Form S-2 with respect to the offering of the Shares for sale to the public.

      (c) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares pursuant to the terms of this Agreement and payment for the Shares will pass valid marketable title to the Shares, free and clear of any voting trust arrangements, liens, encumbrances, equities, claims or defects in title to the several Underwriters purchasing the Shares in good faith and without notice of any lien, claim or encumbrance.

      (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration
Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole.

      (e) Each of Radionics, Inc., a California corporation; Emergency Communication Inc., a New York corporation (in which the Company holds a 99.33% equity interest); Detection Systems Foreign Sales Corp., a Barbados corporation; TriSense Ltd., a New York corporation; Detection Systems International, Inc., a New York corporation; Detection Systems Australia Pty. Ltd., an Australian corporation; Detection Systems (HK) Ltd., a corporation organized under the laws of Hong Kong; DS First Systems (Beijing) Limited, a corporation (in which the Company owns a 30% equity interest) organized under the laws of the People's Republic of China; Digital Audio Limited, a corporation organized under the laws of England and Wales; SystemCredit Trading Limited, a corporation organized (in which Digital Audio Limited owns a 100% interest) under the laws of England and Wales; Seriee, S.A., a corporation
(in which the Company owns a 99.5% interest) organized under the laws of France; and Radio-Active Systems N.V., a corporation (in which the Company owns a 98.7% equity interest) organized under the laws of Belgium (collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as otherwise noted in the first sentence of this Section 7(e), all of the outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Except for the Subsidiaries, the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization or entity.

      (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective property, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary relating to any product alleged to have been manufactured or sold by the Company or any Subsidiary and alleged to have been unreasonably hazardous, defective, or improperly designed or manufactured, nor, to the knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required or incorporated by reference as permitted by the Act. All such agreements, contracts, indentures, leases or other instruments to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by the application of bankruptcy, reorganization, insolvency and other laws affecting the rights of creditors generally.

      (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, nor is the Company or any of the Subsidiaries in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where such violation has not had and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole.

      (h) The execution and delivery of this Agreement, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (iii) federal or state securities laws or principles of public policy relating to the enforcement of rights to indemnification or contribution.

      (i) None of the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) is or may be void or voidable by any person or entity, (ii) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body,

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or (iii) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

      (j) Except as described in the Prospectus, each bond, debenture, note, other evidence of indebtedness, indenture, lease, contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition (financial or other), business, business prospects, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and neither the Company nor any of its Subsidiaries is in breach or default in any material respect of any obligation, agreement, covenant or condition contained in any such bond, debenture, note, other evidence of indebtedness, indenture, lease, contract, agreement or arrangement; none of such bonds, debentures, notes, other evidences of indebtedness, indentures, leases, contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its Subsidiaries of any other party thereto with the terms of any such bond, debenture, note, other evidence of indebtedness, indenture, lease, contract, agreement or arrangement in all material respects; neither the Company nor any of its Subsidiaries has any present intention to exercise any rights that it may have to cancel any such bond, debenture, note, other evidence of indebtedness, indenture, lease, contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such bond, debenture, note, other evidence of indebtedness, indenture, lease, contract, agreement or arrangement has any intention not to render full performance in all materials respects as contemplated by the terms thereof.

      (k) Except as described in the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement which have not been complied with or effectively waived. The Company has complied with all of its duties and obligations pursuant to any agreement, instrument, or other document pursuant to which any holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

      (l) Price Waterhouse LLP, the certified public accountants that have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

      (m) The financial statements, together with related schedules and notes, forming part of, or incorporated by reference into, the Registration Statement and the Prospectus (and any amendment or supplement thereto), present

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

fairly the historical consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial and statistical information and data relating to the Company set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

      (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transactions, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company and the Subsidiaries, taken as a whole, or any material adverse change, or any development involving or which may reasonably be expected to involve a material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

      (o) The Company or each of the Subsidiaries, as the case may be, has good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries, taken as a whole, and the property (real and personal) held under lease by each of the Company or the Subsidiaries, as the case may be, is held by them under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

      (p) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus and the Registration Statement, the Prospectus or other materials permitted by the Act.

      (q) The Company has not taken, directly or indirectly, any action which constituted or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      (r) The Company is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

      (s) The Incorporated Reports, when they were filed (or if an amendment with respect to any such Incorporated Reports was filed, such Incorporated Reports as amended when such amendment was filed) with the Commission, were timely filed (or filed within the time limits prescribed by Rule 12b-25 under the Exchange Act) and conformed in all material respects to the requirements of the Exchange Act; none of such Incorporated Reports, when filed (or if an amendment with respect to any such Incorporated Reports was filed, such Incorporated Reports as amended when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      (t) The Company and each of the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities or private persons or entities (hereinafter "permit" or "permits") as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a material adverse effect upon the condition (financial or other) or the business of the Company and the Subsidiaries, taken as a whole; the Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such revocation, termination or impairment has not had and will not have a material adverse effect upon the condition (financial or other) or the business of the Company and the Subsidiaries, taken as a whole; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries.

      (u) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Registration Statement and the Prospectus.

      (v) The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 (Title VII), as amended, the Age Discrimination in Employment Act and state labor laws, except where the failure to comply with any such requirements has not, and will not, have a material adverse effect (financial or other) upon the condition of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. The Company and the Subsidiaries have complied and will comply in all material respects with their obligations under their agreements and contracts with the U.S. government and agencies thereof. To the Company's knowledge, the Company and the Subsidiaries have complied in all material respects with all foreign requirements that are substantially similar in nature to the foregoing domestic requirements and are applicable to the Company's and the Subsidiaries' non-U.S. operations, except where the failure to comply with any such requirements has not, and will not, have a material adverse effect (financial or other) upon the condition of the Company and the Subsidiaries, taken as a whole.

      (w) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      (x) Neither the Company nor any Subsidiary has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions, except where the making of any such contribution or payment has not had and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole.

      (y) The Company and the Subsidiaries have obtained all required permits, licenses, and other authorizations, if any, which are required under federal, state, regional, county, local and foreign statutes, codes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, spilling, injecting, leaching, or disposing into the environment or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge into the environment, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to obtain any such permit, license or authorization has not had and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole. The Company and the Subsidiaries are in material compliance with all terms and conditions of all required permits, licenses, and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, warning letter, or administrative proceeding relating in any way to the Environmental Laws (including, without limitation, notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended by the Superfund Amendments Reauthorization Act of 1987 ("SARA"), the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the Clean Water Act of 1977, and the Clear Air Act of 1966, all as amended, and similar foreign, state, or local laws) involving the Company or any of the Subsidiaries. To the knowledge of the Company, there have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any present or future claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport, arrangement for transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought under RCRA, CERCLA, SARA, or similar foreign, state, regional, county, or local laws.

      (z) From time to time the Company evaluates the effect of Environmental Laws on the business, operations, and properties of the Company and the Subsidiaries and the associated costs and liabilities (including without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Laws or any permit, license, or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such evaluations, the Company believes that such associated

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

      (aa) Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries own or possess adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, mask works, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, as now conducted or hereinafter proposed to be conducted as described in the Prospectus. To the knowledge of the Company, neither the Company nor any Subsidiary is infringing in any material respect on any patent, trademark, service mark, mask work, trade name, copyright, license, invention, trade secret or other intellectual property or franchise rights of any person or entity. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, mask work, copyright, license, invention, trade secret or other intellectual property or franchise right of any person or entity. The Company has duly and properly filed or cause to be filed with the United States Patent and Trademark Office (the "PTO") all its United States patent applications described or referred to in the Prospectus. The Company has clear title to its patents and patent applications referred to in the Prospectus.

      (ab) All offers and sales of the Company's and its Subsidiaries' capital stock and debt or other securities prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

      (ac) The Common Stock has been and continues to be designated for inclusion in the Nasdaq National Market under the symbol DETC, and the Company is in compliance with the maintenance and designation criteria applicable to Nasdaq National Market issuers.

      (ad) All federal, state and local tax returns required to be filed by or on behalf of the Company and each Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company and each Subsidiary have been paid or reflected as a liability on the financial statements of the Company and the Subsidiaries for appropriate periods, except for those taxes which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principals, reasonably could be expected to result in a proposed deficiency for any other period not so audited. No state of facts exist or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period.

      (ae) Except as described in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of its officers, directors, or controlling persons, or any of the members of the families of any of them. Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Regulation S-K of the Commission.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

      (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the "Power of Attorney") hereinafter referred to, the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

      (b) The Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder, and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and the Power of Attorney, the Custody Agreement and this Agreement constitute valid and binding agreements of such Selling Shareholder enforceable in accordance with their respective terms, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (iii) federal or state securities laws or principles of public policy relating to the enforcement of rights to indemnification or contribution; the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or its properties are bound, or under any order, rule or regulation or any court or governmental agency or body applicable to such Selling Shareholder or the business or property of such Selling Shareholder.

      (c) The execution, delivery, and performance of this Agreement by such Selling Shareholder, compliance by such Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency, or other government body (except such as may be required under the Act or state securities or Blue Sky laws), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any organizational documents of such Selling Shareholder, if not an individual, or any agreement, indenture, or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Shareholder is bound, or violate any law, administrative regulation or ruling or court decree applicable to such Selling Shareholder or property of such Selling Shareholder.

      (d) Immediately prior to the Closing Date (and the Additional Closing Date, if appropriate) such Selling Shareholder will have good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

      (e) Such Selling Shareholder will not offer, sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock or any securities convertible into or exchangeable for Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 120 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


      (f) Such Selling Shareholder has not, directly or indirectly, (i) taken any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement, bid for, purchased (other than pursuant to the exercise of options) or paid any compensation for soliciting purchases of, the Shares.

      (g) The sale of such Selling Shareholder's Shares pursuant to this Agreement is not prompted by any material information concerning the Company that is not set forth in the Prospectus.

      (h) To the extent that any statements in or omission from the Registration Statement and the Prospectus (and any amendment or supplement thereto) are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement and the Prospectus (and any amendment or supplement thereto) will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal
Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Shareholder agrees to deliver to you prior to or at the Closing a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      (j) The Firm Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a corporation, the liquidation or dissolution of the corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation should liquidate or dissolve, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreements, and actions taken by the Attorneys-in-Fact pursuant to Powers of Attorney shall be as valid as if such death, incapacity, liquidation, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, liquidation, dissolution or other event.

      (k) Certificates in negotiable form representing all of the Firm Shares to be sold by such Selling Shareholder hereunder (execpt those of Karl H. Kostusiak) have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Karl H. Kostusiak, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Karl H. Kostusiak and Frank J. Ryan and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder as provided in this Section 8, to authorize the delivery of the Firm Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      SECTION 9. EXPENSES. The Company hereby agrees with the several Underwriters that the Company will pay or cause to be paid the costs and expenses associated with the following: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act, if applicable, and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
(vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the offering; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with the presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the preparation, printing and distribution of bound volumes for the Representatives and their counsel; and (xi) the performance by the Company of its other obligations under this Agreement. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as PROVIDED in Section 5(i). The provisions of this Section 9 shall not affect any agreement that the Company and the Selling Shareholders may have for the sharing of such costs and expenses.


      SECTION 10.  INDEMNIFICATION AND CONTRIBUTION.

      The Company agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, arising out of or based upon any breach of any representation, warranty, agreement or covenant of the Company contained herein or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, PROVIDED that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

      Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any breach of any representation, warranty, agreement or covenant of such Selling Shareholder contained herein or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; PROVIDED, HOWEVER, that each Selling Shareholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Shareholder furnished by or on behalf of such Selling Shareholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Shareholder set forth in Section 8 hereof.

      If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any of the Selling Shareholders, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has
(have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholders and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Shareholders or any controlling person of a Selling Shareholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by the preceding paragraphs (except that if the Company and the Selling Shareholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Shareholders or any controlling person of a Selling Shareholder shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

      In any event, the Company and the Selling Shareholders will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

      If the indemnification provided for in this Section 10 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (or any term sheet used in reliance on Rule 434(b) under the Act); provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Shareholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in SCHEDULE I hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

      Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or any Selling Shareholder or any person controlling any Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or any Selling Shareholder or any person controlling any Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.


      SECTION 11. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

      (a) The Registration Statement shall have become effective not later than 9:30 a.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

      (b) Subsequent to the effective date of the Registration Statement there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Prospectus (or any supplement thereto), that in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Shares.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Nixon, Hargrave, Devans & Doyle LLP, counsel for the Company, dated the Closing Date (and the Additional Closing Date, if any), in form and substance reasonably satisfactory to you and your counsel, to the effect that:

            (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole.

            (ii) Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and, except as otherwise noted in
       Section 7(e) of this Agreement, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or to the knowledge of such counsel, any other voting trust arrangements, liens, encumbrances, equities, claims or defects in title.

            (iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

            (iv) All shares of capital stock of the Company issued on or after April 1, 1990, and outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable (except as permitted by Section 505 of the New York Business Corporation Law) and are free of any preemptive or, to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, or any actions based upon any of the foregoing are effectively barred by effective waivers or statutes of limitation.

            (v) All offers and sales of the Company's and its Subsidiaries' capital stock prior to the date hereof were made in compliance with the registration provisions of the Act and the registration provisions of all other applicable State of New York and federal laws or regulations or any actions under the Act or any State of New York or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

            (vi) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or,

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

       to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

            (vii) The form of certificates for the Shares conforms to the requirements of the applicable corporate laws of the State of New York.

            (viii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or, to the knowledge of such counsel, contemplated by the Commission.

            (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (iii) federal or state securities laws or principles of public policy relating to the enforcement of rights to indemnification or contribution.

            (x) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, and such counsel has no knowledge that the Company or any Subsidiary is in default in the performance of any material obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or in any other agreement material to the Company and the Subsidiaries, taken as a whole, except as has been disclosed in the Prospectus.

            (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is made an exhibit to the Registration Statement, or, to the knowledge of such counsel, will result in (A) the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or (B) a violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel to be applicable to the Company, the Subsidiaries or any of their respective properties.

            (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

            (xiii) The Registration Statement and the Prospectus (including the Incorporated Reports) and any supplements or amendments thereto (except for the financial statements and the notes thereto and the

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


       schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

            (xiv) To the best knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement (including the Incorporated Reports) or the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, that are required to be described in the Registration Statement (including the Incorporated Reports) or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and
       (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement (including the Incorporated Reports) or the Prospectus or to be filed as an exhibit to the Registration Statement (including the Incorporated Reports) that are not described or filed as required, as the case may be.

            (xv) Such counsel has no knowledge that the Company or any of the Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole.

            (xvi) Such counsel has no knowledge that: (A) the Company or any of the Subsidiaries does not have any permit, license, franchise, approval, consent or authorization of governmental or regulatory authorities ("permit") that is necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus;
       (B) the Company or any of the Subsidiaries has failed to fulfill and perform any of their material obligations with respect to such permits;
       (C) any event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and (D) except as described in the Prospectus, that any permit contains restrictions that are materially burdensome to the Company or any of the Subsidiaries.

            (xvii) The property described in the Prospectus as held under lease by either of the Company or its Subsidiaries is held under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

            (xviii)   Such counsel has reviewed all agreements, contracts,
       indentures, leases or other documents or instruments referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or any Subsidiary for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or disclosed therein, and filed as exhibits thereto as required, and such counsel does not know, after reasonable inquiry, of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

            (xix) Such counsel has no reason to believe that the descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are other than accurate or fail to present fairly the information required to be shown.

            (xx) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (xxi) Except as otherwise disclosed in the Prospectus, the Company or the Subsidiaries are the registered owners of all trademarks described in the Prospectus as being registered trademarks of the Company or the Subsidiaries, and such counsel has no knowledge of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to such trademarks. Except as otherwise described in the Prospectus, such counsel has no knowledge that any claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, mask work, copyright, license, invention, trade secret or other intellectual property or franchise right of any person or entity.

      In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date (and the Additional Closing Date, if applicable), of other counsel as to the laws of a jurisdiction other than the State of New York, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you, and (3) counsel shall state in their opinion that they believe that they and you are justified in relying thereon. In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date (and the Additional Closing Date, if applicable).

      In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel after reasonable inquiry" or words of similar import, such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company or its Subsidiaries as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; PROVIDED, HOWEVER, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. In addition, in rendering such opinion such counsel may state that where an opinion is qualified by "the best knowledge of such counsel after reasonable inquiry" or words of similar import, such opinion is based solely upon the conscious awareness of facts or other information by the attorneys at such counsel's firm who have had active involvement in the transactions contemplated by this Agreement.

      In addition to the opinion set forth above, such counsel shall state that during the course of the preparation of the Registration Statement (including the Incorporated Reports) and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused it to believe that the Registration Statement and the Prospectus or any amendment thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus, as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Notwithstanding the foregoing provisions of this Section 11(c), (A) with respect to Subsidiaries organized under the laws of jurisdictions outside the United States of America, the opinion of counsel required by paragraph (ii) above need only be given with respect to Detection Systems Australia Pty. Ltd., an Australian corporation, and Detection Systems (HK) Ltd., a corporation organized under the laws of Hong Kong ("DS Hong Kong"), (B) with respect to property located outside the United States of America and described in the Prospectus as held under lease by either the Company or its Subsidiaries, the opinion of counsel required by paragraph (xvii) above need only be given with respect to the lease entered into by DS Hong Kong for the manufacturing facility in Zhuhai, China, (C) the opinions of counsel described in the foregoing clauses (A) and (B) of this paragraph may be given by one or more counsel other than Nixon, Hargrave, Devans & Doyle LLP, provided that (x) each such other counsel is reasonably acceptable to you and (y) such opinions are in form and substance reasonably acceptable to you and your counsel, and (D) Nixon, Hargrave, Devans & Doyle LLP may expressly exclude from its opinion of counsel the opinion required by paragraph (xvii) above to the extent that such opinion relates to the property described in the Prospectus as held under lease by Radionics, Inc.

      (d) You shall have received on the Closing Date the opinion from the respective counsel for the Selling Shareholders, dated the Closing Date in form and substance satisfactory to you, to the effect that:

            (i) A Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitute valid and binding agreements of the Selling Shareholder enforceable in accordance with their respective terms, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (iii) federal or state securities laws or principles of public policy relating to the enforcement of rights to indemnification or contribution.

            (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitutes a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (iii) federal or state securities laws or principles of public policy relating to the enforcement of rights to indemnification or contribution; and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which the Selling Shareholder is a party or by which the Selling Shareholder or its properties are bound, or any order, rule or regulation, known to such counsel of any court or governmental agency or body applicable to the Selling Shareholder or the business or property of the Selling Shareholder.

            (iii) No consent, approval, authorization or order has been or is required for the consummation of the transaction contemplated by this Agreement, the Power of Attorney or the Custody Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except (name any such consent, approval, authorization or order) which has (have) been duly obtained and is (are) in full force and effect,

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


     such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

            (iv) Immediately prior to the Closing Date the Selling Shareholder has good and valid title to the Shares to be sold by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.

            (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims has been transferred to each of the several Underwriters that have purchased such shares in good faith and without notice of any adverse claim.

      In rendering such opinion, such counsel may rely upon a certificate of the Selling Shareholder as to matters of fact with respect to (i) any consent, approval, authorization or order required for the consummation of the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement, (ii) ownership of and liens, encumbrances, equities or claims on the Shares sold by the Selling Shareholder, and (iii) any agreements, mortgages, deeds of trust, voting trusts, notes, leases or other instruments provided that such counsel shall state that they have no knowledge contrary to the information contained in such certificate.

      (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., counsel for the Underwriters, dated the Closing Date (and the Additional Closing Date, if any), with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date (and the Additional Closing Date, if any) from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

      (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change (present or potential future) in the condition (financial or other), business properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this
Section 10(g) and in Section 10(h) hereof.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


      (h) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

      (i) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

      (j) At or prior to the Closing Date, you shall have received the written commitment of each of the Company's directors and executive officers and each of the Selling Shareholders not to offer, sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock, other than in accordance with this Agreement for a period of 120 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated in the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.


      SECTION 12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, or (b) release of notification of the effectiveness of the Registration Statement by the Commission.

      If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company, and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      SECTION 13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Shareholder by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited, (ii) trading of any securities of the Company, including the Shares, on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited, whether as the result of a stop order by the Commission or otherwise, (iii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (v) the Company or any of the Subsidiaries shall have, in the sole judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and the Subsidiaries, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph or telephone and shall be subsequently confirmed by letter.


      SECTION 14. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute all the information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Section 6(a) and 6(b) hereof.


      SECTION 15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 130 Perinton Parkway, Fairport, New York 14450,
Attention: Karl H. Kostusiak, Chairman and Chief Executive Officer (with copy to Justin P. Doyle, Esq., Nixon, Hargrave, Devans & Doyle LLP, 1300 Clinton Square, Rochester, New York 14604; or (ii) if to you, as the Underwriters, (A) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Thomas W. Mullins, Senior Vice President; and (B) Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Vincent E. Gallagher, Managing Director (with copy to R. Alan Higbee, Esq., Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., 501 East Kennedy Boulevard, Suite 1700, Tampa, Florida 33602).

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the Selling Shareholders and the other controlling persons referred to in Section 10 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.

      SECTION 16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.







      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                          Very truly yours,

                                          DETECTION SYSTEMS, INC.


                                          By:____________________________

                                          Name:__________________________

                                          Title:_________________________



                                          SELLING SHAREHOLDERS


                                          By:_____________________________
                                          As attorney-in-fact on behalf of each
                                          of the Selling Shareholders named in
                                          Schedule II to this Agreement.



CONFIRMED as of the date first above mentioned, on behalf of itself and the other several
Underwriters named in Schedule I hereto.


RAYMOND JAMES & ASSOCIATES, INC.
NEEDHAM & COMPANY, INC.


By:  RAYMOND JAMES & ASSOCIATES, INC.


By:__________________________________
          Authorized Representative

                                  SCHEDULE I
                                                                     NUMBER
                                                                    OF FIRM
NAME                                                                 SHARES
-----                                                               -------

Raymond James & Associates, Inc...............................
Needham & Company, Inc........................................













TOTAL ...........................................................   1,545,000
                                                                    =========

                                  SCHEDULE II



                              Firm        Additional       Total
                             Shares         Shares        Shares
                             ------       ----------      -------

Company..................   1,325,000       231,750      1,556,750
-------

Selling Shareholders
--------------------
David B. Lederer ........     130,000           0          130,000

Karl H. Kostusiak .......      72,000           0           72,000

Lawrence R. Tracy .......      10,000           0           10,000

Frank J. Ryan ...........       8,000           0            8,000